Exhibit 99.1

PRESS RELEASE CONTACT: Rob Seelig (603) 640-2212

HAMILTON, Bermuda, July 7, 2025 /PRNewswire/ -- White Mountains Insurance Group, Ltd. (NYSE: WTM) announced today that it has entered into an agreement to acquire a majority stake in Distinguished Programs (“Distinguished” or the “Company”), an MGA and program administrator for specialty property & casualty insurance. Following the acquisition, White Mountains will own a 51% controlling interest in Distinguished.

Distinguished is an MGA and program manager placing in excess of $550 million in premiums annually across a diversified portfolio of 12 specialty property and casualty programs such as commercial real estate, hotels & restaurants, community associations, environmental & construction professional, cyber, surety, executive lines, inland marine and fine arts & collectibles. Distinguished is led by industry veterans Bill Malloy, Jason Rotman and Steve Sitterly.

Aquiline Capital Partners, the current controlling equityholder of Distinguished, will remain a significant minority equityholder going forward. Distinguished’s current executive management team will continue to lead the business, and each will remain a significant equityholder.

“We’ve been keen observers of Distinguished’s recent progress, and we are pleased to make this acquisition alongside fellow shareholders and a seasoned management team we’ve known for many years,” said Manning Rountree, CEO of White Mountains. “They are well-positioned in an attractive and dynamic market, and we look forward to partnering with the team to capitalize on the organic and inorganic growth opportunities ahead.”

“Partnering with White Mountains marks a new and exciting chapter for Distinguished. We believe that their deep insurance expertise, outstanding track record and relevant resources make them the ideal partner for our next phase,” said Jason Rotman, President of Distinguished. “Bill, Steve and I look forward to maintaining and increasing the momentum created over the last three years of partnership with Aquiline.”

In the transaction, White Mountains will acquire approximately 50% of Distinguished’s outstanding equity interests for $230 million. White Mountains currently owns approximately 1% of Distinguished’s outstanding equity interests. The transaction is expected to close in the third quarter of 2025. The closing is subject to regulatory approvals and other customary closing conditions.

Cravath, Swaine & Moore LLP acted as legal advisor to White Mountains. Willkie Farr & Gallagher LLP acted as legal advisor to the Company and Aquiline Capital Partners. Mayer Brown LLP acted as legal advisor to the Company’s management team.

About Distinguished Programs

Distinguished Programs is a full-service MGA and program administrator for specialty property & casualty insurance in operation since 1995. The company places insurance in specialty sectors such as commercial real estate, hotels & restaurants, community associations, environmental & construction professional, cyber, surety, executive lines, inland marine and fine arts & collectibles. On behalf of its insurance carrier partners, Distinguished typically manages all aspects of the placement process, including product development, marketing, underwriting, policy issuance and claims. Distinguished earns commissions based on the volume and profitability of the insurance that it places. Distinguished does not take insurance risk.

About White Mountains

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbols WTM and WTM.BH. Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this press release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could,” "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•the future consummation of any transaction and the timing thereof, including any recapitalization, distribution, repurchase or financing.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains's filings with the Securities and Exchange Commission, including but not limited to White Mountains's 2024 Annual Report on Form 10-K;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains's investment in MediaAlpha;
•the business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains's control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.